THIS AGREEMENT (the “Agreement”), dated as of December 29, 2009, is entered into by and among SteelCloud, Inc. (the “Company”) and Westminster Securities, a division of Hudson Securities Inc. (the “Placement Agent”).   Defined terms not otherwise defined herein shall have the meanings set forth in the Engagement Agreement (as defined below).

WHEREAS, pursuant to an engagement agreement dated September 3, 2009, as amended to date (the “Engagement Agreement”) the Company engaged the Placement Agent as its placement agent in connection with a proposed placement of registered securities of the Company; and

WHEREAS, the Company and the Placement Agent desire to amend the Engagement Agreement as set forth hereunder.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agrees as follows:

1.	Amendments.

a.           Section 3 of the Engagement Agreement is hereby amended and replaced in its entirety with the following:

“Promptly following the final closing, if the Financing involved equity or securities convertible or exchangeable for equity, the Company shall issue to Westminster, or its designee, warrants (“Agent Warrants”) to purchase 5% of the total common stock issued in the Financing but excluding all common stock issued and issuable to the individuals listed in section 2(i), 2(ii) and 2(iii) above.  The Agent Warrants shall have the same terms as the warrants (if any) issued to the investors in the Financing except that the exercise price shall be 125% of the public offering price per share and shall have a term of exercise expiring no later than 5 years from the effective date of the registration statement filed in connection with the Financing.  The Agent Warrants shall not have antidilution protections or be transferable for six months from the date of the Financing except as permitted by Financial Industry Regulatory Authority (“FINRA”) Rule 5110, in that such warrants may be transferred during the restriction period: (i)  by operation of law or by reason of reorganization of the Company; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth in Rule 5110 for the remainder of the time period;  (iii) if the aggregate amount of securities of the Company held by the holder of the warrant or related person do not exceed 1% of the securities being offered; (iv) to the extent of a transfer of a security that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund;  or (v) in connection with the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction in this Section for the remainder of the time period.”

(b)           Section 10 of the Engagement Agreement is hereby amended and replaced in its entirety with the following:

2.
“Expenses.  Subject to compliance with FINRA Rule 5110(f)(2)(D), the Company also agrees to reimburse Westminster’s reasonable expenses (with supporting invoices/receipts) up to a maximum of 2% of the aggregate gross proceeds raised in the Financing (excluding the investments made by investors listed in Section 2(i), 2(ii) and 2(iii)), but in no event more than $35,000.  Westminster shall obtain the Company’s prior written consent for expenses over $20,000. Upon execution of this Agreement, the Company shall pay $20,000 as an advance of such reasonable expenses to Westminster, which amounts shall be non-refundable to the extent Westminster provides the Company with supporting invoices/receipts of actual expenses incurred.”

3.	Miscellaneous.

(a)           Except as expressly set forth above, all of the terms and conditions of the Engagement Agreement shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein.

 (b)           This Agreement may be executed in two or more counterparts and by facsimile signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

IN WITNESS WHEREOF, this Agreement is executed as of the date first set forth above.

STEELCLOUD, INC.

By:	/s/ Brian Hajost
Name: Brian Hajost
Title: President

HUDSON SECURITIES, INC.

By:
Name:
Title:

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